                                                                     Exhibit 99


               Table VI. Acquisitions of Properties by Programs


                                                                                                              GROSS LEASABLE
                                                                                                                  SPACE
                             PROPERTY LOCATION/TENANT                            TYPE OF PROPERTY               (in sq.ft)
Fixed Income Series 1

Fixed Income Series 2      Moline, IL - Federal Express                     Single Tenant - Distribution             55,000
                           Westport, MA - Post Office                          Single Tenant - Office                  3986

Fixed Income Series 3      Brashear, Tx - US Post Office                       Single Tenant - Office                 1,456
                           Lithopolis, OH - US Post Office                     Single Tenant - Office                 3,062
                           Oceanside, CA - Federal Naval Credit Union          Single Tenant - Office                 6,800
                           San Antonio TX - State of Texas                     Single Tenant - Office                 9,050
                           Cameron, TX - State of Texas                        Single Tenant - Office                 5,890
                           Midway TX - US Post Office                          Single Tenant - Office                 3,200


Fixed Income Series 4      Teague, TX - State of Texas                         Single Tenant - Office                 3,255
                           Hamilton, TX - State of Texas                       Single Tenant - Office                 4,565
                           Ft. Worth TX - State of Texas                       Single Tenant - Office                21,355
                           Bryan TX - State of Texas                           Single Tenant - Office                27,885
                           Brenham TX - State of Texas                         Single Tenant - Office                 9,185
                           Lytle TX - State of Texas                           Single Tenant - Office                26,225



Fixed Income Series 5      Edinburg TX - State of Texas                        Single Tenant - Office                45,990
                           San Antonio TX - Veterans Administration            Single Tenant - Office                62,860



Fixed Income Series        Houston TX - State of Texas                         Single Tenant - Office                64,640
Corporate/Government 1     Waco TX - State of Texas                            Single Tenant - Office                11,430
                           Bryan TX - State of Texas                           Single Tenant - Office                17,675



Fixed Income Series        Coppares Cove TX - State of Texas                   Single Tenant - Office                 7,776
Corporate/Government 2     Deltaville VA - US Post Office                      Single Tenant - Office                 4,415


Federal Government-        Chicago Heights, IL - Social Security Admin.        Single Tenant - Office                14,600
US Post Office Series 1    Grapevine, TX - US Post Office                      Single Tenant - Office                  4200


Fixed Income Series 9      Hilo, HI - Veterans Administration                  Single Tenant - Office                13,040
                           Wadsworth, TX - US Post Office                      Single Tenant - Office                 2,571


Fixed Income Series 10     Egg Harbor, NJ - Social Security Admin.             Single Tenant - Office                10,508
                           Independence, MO Social Security Admin.             Single Tenant - Office                13,002


Fixed Income Series 11     East Bernard, TX - US Post Office                   Single Tenant - Office                 7,136
                           Yuma, AZ - Bureau of Land Management                Single Tenant - Office                31,050


Fixed Income Series 12     Property Under Contract                             Single Tenant - Office


Fixed Income Series 14     Waller, TX - US Post Office                         Single Tenant - Office                 9,036


Fixed Income Series 15     Property Under Contract                             Single Tenant - Office


Genesis Financial Group -  General Obligation Bonds
Series A & B Bonds

Genesis Financial Group -  General Obligation Bonds
10% Bonds


                                                                                       MORTGAGE
                                                                                       FINANCING
                                                                         DATE OF      (at date of       CASH DOWN
                             PROPERTY LOCATION/TENANT                    PURCHASE       purchase)        PAYMENT
Fixed Income Series 1

Fixed Income Series 2      Moline, IL - Federal Express                 2/12/1999    $ 2,100,000      $   683,948
                           Westport, MA - Post Office                   8/15/1997    $      --        $   390,173

Fixed Income Series 3      Brashear, Tx - US Post Office                3/17/1999    $      --        $   170,136
                           Lithopolis, OH - US Post Office              4/21/1999    $      --        $   414,055
                           Oceanside, CA - Federal Naval Credit Union   7/23/2001    $ 1,110,000      $   620,203
                           San Antonio TX - State of Texas              11/16/1999   $ 1,953,941      $   594,693
                           Cameron, TX - State of Texas                 9/1/1999     $      --        $   400,140
                           Midway TX - US Post Office                   2/25/2000    $      --        $   345,225


Fixed Income Series 4      Teague, TX - State of Texas                  9/1/1999     $      --        $   175,156
                           Hamilton, TX - State of Texas                9/1/1999     $      --        $   300,210
                           Ft. Worth TX - State of Texas                10/19/1999   $ 1,016,719      $   220,718
                           Bryan TX - State of Texas                    10/19/1999   $   669,451      $    18,844
                           Brenham TX - State of Texas                  10/19/1999   $   337,426      $   197,905
                           Lytle TX - State of Texas                    10/19/1999   $   777,762      $   475,420



Fixed Income Series 5      Edinburg TX - State of Texas                 10/19/1999   $ 1,548,519      $   795,350
                           San Antonio TX - Veterans Administration     12/29/1999   $ 6,245,078      $   248,139



Fixed Income Series        Houston TX - State of Texas                  11/16/1999   $ 1,106,189      $   316,418
Corporate/Government 1     Waco TX - State of Texas                     12/15/1999   $   568,719      $   180,996
                           Bryan TX - State of Texas                    12/15/1999   $   777,681      $   247,498



Fixed Income Series        Coppares Cove TX - State of Texas            2/16/2000    $      --        $   350,762
Corporate/Government 2     Deltaville VA - US Post Office               3/31/2000    $      --        $   677,242


Federal Government-        Chicago Heights, IL - Social Security Admin. 5/15/2000    $ 1,942,000      $   676,000
US Post Office Series 1    Grapevine, TX - US Post Office               5/18/1998    $      --        $   450,161


Fixed Income Series 9      Hilo, HI - Veterans Administration           11/29/2000   $ 2,625,000      $   864,240
                           Wadsworth, TX - US Post Office               1/15/2001    $      --        $   340,145


Fixed Income Series 10     Egg Harbor, NJ - Social Security Admin.      4/20/2001    $ 1,218,010      $   435,000
                           Independence, MO Social Security Admin.      4/25/2001    $ 1,500,000      $   434,494


Fixed Income Series 11     East Bernard, TX - US Post Office            7/1/2001     $      --        $   721,000
                           Yuma, AZ - Bureau of Land Management         7/1/2001     $ 1,600,000      $ 1,100,000


Fixed Income Series 12     Property Under Contract


Fixed Income Series 14     Waller, TX - US Post Office                  9/30/2001    $      --        $   896,000


Fixed Income Series 15     Property Under Contract


Genesis Financial Group -  General Obligation Bonds
Series A & B Bonds

Genesis Financial Group -  General Obligation Bonds
10% Bonds



                                                                                                               TOTAL
                                                                           CONTRACT PRICE     OTHER         ACQUISITION
                             PROPERTY LOCATION/TENANT                      PLUS AQUIS. FEE   EXPENSES          PRICE
Fixed Income Series 1

Fixed Income Series 2      Moline, IL - Federal Express                      $ 2,895,121      $      --     $ 2,895,121
                           Westport, MA - Post Office                        $   390,173      $      --     $   390,173

Fixed Income Series 3      Brashear, Tx - US Post Office                     $   170,136      $      --     $   170,136
                           Lithopolis, OH - US Post Office                   $   414,055      $      --     $   414,055
                           Oceanside, CA - Federal Naval Credit Union        $ 1,854,328      $      --     $ 1,854,328
                           San Antonio TX - State of Texas                   $ 2,569,674      $      --     $ 2,569,674
                           Cameron, TX - State of Texas                      $   400,140      $      --     $   400,140
                           Midway TX - US Post Office                        $   345,225      $      --     $   345,225


Fixed Income Series 4      Teague, TX - State of Texas                       $   175,156      $      --     $   175,156
                           Hamilton, TX - State of Texas                     $   300,210      $      --     $   300,210
                           Ft. Worth TX - State of Texas                     $ 1,319,365      $      --     $ 1,319,365
                           Bryan TX - State of Texas                         $   688,295      $      --     $   688,295
                           Brenham TX - State of Texas                       $   542,780      $      --     $   542,780
                           Lytle TX - State of Texas                         $   475,420      $      --     $ 1,271,777



Fixed Income Series 5      Edinburg TX - State of Texas                      $ 2,399,163      $      --     $ 2,399,163
                           San Antonio TX - Veterans Administration          $ 6,596,457      $      --     $ 6,596,457



Fixed Income Series        Houston TX - State of Texas                       $ 1,449,784      $      --     $ 1,449,784
Corporate/Government 1     Waco TX - State of Texas                          $   749,715      $      --     $   749,715
                           Bryan TX - State of Texas                         $ 1,025,179      $      --     $ 1,025,179



Fixed Income Series        Coppares Cove TX - State of Texas                 $   350,762      $      --     $   350,762
Corporate/Government 2     Deltaville VA - US Post Office                    $   677,242      $      --     $   677,242


Federal Government-        Chicago Heights, IL - Social Security Admin.      $ 2,619,000                    $ 2,619,000
US Post Office Series 1    Grapevine, TX - US Post Office                    $   450,161      $      --     $   450,161


Fixed Income Series 9      Hilo, HI - Veterans Administration                $   864,240      $      --     $ 3,509,143
                           Wadsworth, TX - US Post Office                    $   340,145      $      --     $   340,145


Fixed Income Series 10     Egg Harbor, NJ - Social Security Admin.           $ 1,663,333      $    10,323   $ 1,663,333
                           Independence, MO Social Security Admin.           $ 1,934,494      $      --     $ 1,934,494


Fixed Income Series 11     East Bernard, TX - US Post Office                 $   721,000      $      --     $   721,000
                           Yuma, AZ - Bureau of Land Management              $ 2,700,000      $      --     $ 2,700,000


Fixed Income Series 12     Property Under Contract


Fixed Income Series 14     Waller, TX - US Post Office                       $   896,000      $      --     $   896,000


Fixed Income Series 15     Property Under Contract


Genesis Financial Group -  General Obligation Bonds
Series A & B Bonds

Genesis Financial Group -  General Obligation Bonds
10% Bonds